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                                                               EXHIBIT 5



                             September 5, 1997


JAKKS Pacific, Inc.
24955 Pacific Coast Highway, #B202
Malibu, California 90265

Gentlemen:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by JAKKS Pacific, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 263,250 shares of the common stock of the Company, par value, $.001 per share (the "Shares") which may be issued upon the exercise of options granted pursuant to (i) Stock Option Agreement dated as of August 28, 1997, by and between the Company and Joseph Charles & Associates, Inc., a consultant of the Company, (ii) Stock Option Agreements dated as of June 18, 1996, by and between the Company and Sheldon Weiner Sales Organization, Inc., a consultant of the Company, and (iii) Stock Option Agreements dated as of September 1, 1995, by and between the Company and each of Murray Bass, Joel Bennett, Gina Hancock, Wills Hon and Bruce Katz, employees of the Company (collectively, the "Stock Option Agreements").

        As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of the options included in the Stock Option Agreements, and that the Shares being registered pursuant to the Registration Statement, when issued upon the exercise of the options included in the Stock Option Agreements in accordance with the terms of the options and the Stock Option Agreements, will be duly authorized, legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under Item 5 of Part II of the Registration Statement entitled "Interests of Named Experts and Counsel." This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,


                                        Feder, Kaszovitz, Isaacson,
                                          Weber, Skala & Bass LLP